EXHIBIT 99.2

DESCRIPTION OF LIN MEDIA LLC SHARES

General

The following is a summary of the material terms of the common shares representing limited liability company interests (referred to as the “common shares”) in LIN Media LLC (referred to as “LIN LLC”) and the preferred shares representing limited liability company interests (referred to as the “preferred shares”) in LIN LLC. The amended and restated limited liability company agreement of LIN LLC (referred to as the “LLC agreement”) allows for the issuance of common shares and the preferred shares, as well as the distributions on and voting rights of the holders of such shares. The following description is subject to the provisions of the Limited Liability Company Act of the State of Delaware.  Certain provisions of the LLC agreement are intended to provide rights to shareholders of LIN LLC that are substantially similar to the rights of stockholders of LIN TV Corp. (referred to a “LIN Corp.”), and the powers of LIN LLC, the governance processes and the rights of holders of the LIN LLC common shares and the preferred shares are generally intended to be substantially similar to those in effect prior to the merger of LIN Corp. with and into LIN LLC (referred to as the “merger”) for LIN Corp. as a Delaware corporation subject to the Delaware General Corporation Law (referred to as the “DGCL”), with certain exceptions described in the LLC agreement.  The statements that follow are subject to and are qualified in their entirety by the provisions of the LLC agreement, which LLC agreement is attached as Exhibit 3.1 to LIN LLC’s Current Report on Form 8-K filed with the SEC on July 30, 2013, and will govern the rights of shareholders of LIN LLC.

Authorized Shares

LIN LLC is authorized to issue up to 5,000,000 preferred shares and 200,000,000 common shares among three series as follows: (i) 100,000,000 class A common shares, (ii) 50,000,000 class B common shares, and (iii) 50,000,000 class C common shares.  The number and series of common shares that will be outstanding will be equal to the corresponding number and class of LIN Corp. common stock outstanding immediately prior to the merger (other than shares of LIN Corp. common stock subject to perfected appraisal rights).  As of the date of this filing, there are no shares of preferred stock of LIN Corp. outstanding.

Common Shares

Voting

Each outstanding class A common share will be entitled to one vote on all matters submitted to a vote of LIN LLC’s shareholders. There will be no cumulative voting.

The class B common shares will generally not be entitled to vote. However, so long as at least a majority of the class B common shares that were outstanding immediately after the Second Amended and Restated Certificate of Incorporation of LIN Corp. was filed with the Secretary of State of the State of Delaware on May 1, 2002 and became effective (treating for this purpose LIN Corp. class B common stock as LIN LLC class B common shares) remain outstanding, subject to certain exceptions specified in the LLC agreement, LIN LLC will not be able to, without the consent of the holders of at least a majority of the LIN LLC class B common shares then outstanding:

•                  purchase, sell or transfer assets with a total fair market value equal to 10% or more of the value of LIN LLC’s outstanding common shares;

•                  merge or consolidate with another entity;

•                  reclassify any of LIN LLC’s securities;

•                  recapitalize, dissolve, liquidate or wind-up LIN LLC’s affairs;

•                  issue LIN LLC’s equity securities or those of any of LIN LLC’s subsidiaries, other than securities issued by a wholly-owned subsidiary to LIN LLC or by LIN LLC to another wholly-owned subsidiary or securities issued under any of LIN LLC’s option plans or other employee compensation plans, including the LIN Incentive Plans;

•                  redeem or repurchase any of LIN LLC’s or its subsidiaries’ equity interests, other than purchases made pursuant to LIN LLC’s option plans or other employee compensation plans, including the LIN Incentive Plans;

•                  amend or modify the Charter Provisions or Bylaw Provisions (as such terms are defined in the LLC agreement) so as to affect adversely the rights of the class B common shares;

•                  declare or pay any distribution;

•                  enter into any transaction with an affiliate of ours, other than in LIN LLC’s ordinary course of business;

•                  enter into any transaction outside LIN LLC’s ordinary course of business;

•                  engage in any business or transaction that would require any direct or indirect owner of an equity interest in LIN LLC to divest itself of any such interest;

•                  incur or assume or permit any subsidiary to incur or assume any indebtedness in an amount equal to or greater than 10% of LIN LLC’s fair market value;

•                  engage in any business other than any business a majority of whose revenue is derived from the ownership and operation of television stations or any business that LIN Corp. was engaged in as of May 1, 2002 (the date of filing of LIN Corp.’s Second Amended and Restated Certificate of Incorporation); and

•                  settle or allow any subsidiary to settle any claim outside the ordinary course of LIN LLC’s business that involves any material restriction on LIN LLC’s continued business or assets or that of any of LIN LLC’s subsidiaries or affiliates.

So long as any LIN LLC class C common shares are outstanding, the class C common shares are entitled to 70% of LIN LLC’s voting power on all matters submitted to a vote of LIN LLC’s shareholders. Each outstanding class C common share is entitled to a proportionate number of votes determined at the time of each vote, relative to the total number of class C votes.

Distributions

The holders of outstanding common shares will be entitled to participate ratably, on a common share-for-common share basis, in such distributions as the LIN LLC board of directors may from time to time determine, subject to the rights of the holders of any preferred shares.

Conversion

The common shares will have the following conversion features:

•                  each outstanding class B common share may be converted at the option of the holder into either (i) one class A common share or (ii) one class C common share, provided, that all requisite approval for ownership of such voting shares is received from the Federal Communications Commission (referred to as the “FCC”) and, in the case of class C common shares, that the consent of holders of a majority of the outstanding class B common shares is obtained; and

•                  if a majority of the class B common shares outstanding on May 1, 2002 (treating for this purpose the LIN Corp. class B common stock as LIN LLC class B common shares) shall have been converted into class A common shares, then each class C common share will be automatically converted into a class A common share for no additional consideration.

General

Holders of common shares will have no preemptive rights to purchase any of LIN LLC’s securities. Upon LIN LLC’s liquidation, dissolution or winding up, the holders of common shares will be entitled to receive, pro rata, in accordance with their respective percentage interests, LIN LLC’s assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the rights of any holders of preferred shares. There will be no redemption or sinking fund provisions applicable to the common shares. All outstanding common shares issued in connection with the merger will be deemed to be fully-paid and non-assessable.

Preferred Shares

LIN LLC’s board of directors will be authorized without shareholder approval to issue preferred shares in one or more classes or series and to designate for each class or series the following: the terms and conditions of any voting, distribution and conversion or exchange rights; the amount payable on the series upon redemption and upon LIN LLC’s dissolution or distribution of LIN LLC’s assets; and the rights, qualifications, limitations or restrictions pertaining to the class or series.

These rights and privileges could adversely affect your voting power, and LIN LLC’s board of directors’ authority to issue preferred shares without your approval could delay or prevent a change in control of LIN LLC.

Special Provisions In the LLC Agreement

The LLC agreement will include provisions that could have an anti-takeover effect.  LIN LLC intends these provisions to enhance the likelihood of continuity and stability in the composition of LIN LLC’s board of directors and in the policies formulated by LIN LLC’s board of directors.  LIN LLC also intends these provisions to help ensure that LIN LLC’s board of directors, if confronted by a surprise proposal from a third party which has acquired a block of LIN LLC’s common shares, will have sufficient time to review the proposal and appropriate alternatives to the proposal and to act accordingly.

Blank Check Preferred Shares

The LLC agreement provides that LIN LLC’s board of directors may authorize the issuance of preferred shares in one or more series and may designate the distribution rate, voting rights and other rights, preferences and restrictions of each series.  LIN LLC has not yet issued, nor does it have any present intention to issue, any preferred shares. LIN LLC could, however, issue a series of preferred shares that could either impede or facilitate the completion of a merger, tender offer or other takeover attempt. Although LIN LLC’s board of directors is required to make any determination to issue shares based on its judgment and in accordance with applicable law, LIN LLC’s board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of LIN LLC’s shareholders might believe to be in their best interests or in which shareholders might receive a premium for their shares over the then market price of their shares. LIN LLC’s board of directors does not intend to seek shareholder approval prior to any issuance of any preferred shares, unless otherwise required by law or stock exchange rules.

Classified Board of Directors

The LLC agreement provides for a board of directors divided into three classes of directors serving staggered three-year terms. The classification of directors has the effect of making it more difficult for shareholders to change the composition of the board of directors in a relatively short period of time. As a result, at least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of the board of directors.

Number of Directors; Vacancies; Removal

The LLC agreement provides that the board of directors will consist of nine persons. The board of directors, acting by majority vote of the directors then in office, may fill any newly created directorships or vacancies on the board of directors. Moreover, the shareholders may remove a director only for cause. This provision, when coupled with the provision authorizing the board of directors to fill vacant directorships, will preclude a shareholder from removing incumbent directors without cause and simultaneously gaining control of the board of directors by filling the vacancies created by the directors’ removal with its own nominees.

Shareholder Action by Written Consent; Special Meetings

The LLC agreement prohibits action by shareholders by written consent in lieu of a meeting other than action permitted or required to be approved by holders of class B common shares. The LLC agreement provides that special meetings of shareholders may be called by a majority of the board of directors.

Advance Notice Requirements for Shareholder Proposals and Director Nominees

The LLC agreement provides for an advance notice procedure with regard to business proposed to be submitted by a shareholder at any annual meeting of LIN LLC’s shareholders, including the nomination of candidates for election as directors. The procedure provides that a notice of proposed shareholder business must be timely given in writing to LIN LLC prior to the meeting. To be timely, notice relating to an annual meeting generally must be received by LIN LLC not less than 90 days nor more than 120 days before the first anniversary of the preceding year’s annual meeting.

Notice to LIN LLC from a shareholder who proposes to nominate a person at a meeting for election as a director must contain all information relating to that person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act. The notice must also include the person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

The chairman of a meeting of shareholders may determine that a person was not nominated in accordance with the nomination procedure, in which case the person’s nomination will be disregarded. If the chairman of a meeting of shareholders determines that other business was not properly brought before the meeting in accordance with the procedures in the LLC agreement, the business will not be conducted at the meeting.

FCC Compliance

In order to comply with LIN LLC’s obligations under the Communications Act of 1934, the LLC agreement contains a provision that prohibits LIN LLC from:

•                  issuing in excess of 25% of common shares and preferred shares to any non-U.S. entity or government or any representative of or individual controlled by any such entity or government; or

•                  permitting any transfer of LIN LLC’s securities that would result in any such government, entity or person holding greater than 25% of common shares and preferred shares.

In addition, no such alien governments, entities, or persons shall be entitled to vote or direct or control the vote in excess of 25% of LIN LLC’s outstanding common shares and preferred shares.

Limitations on Director Liability

The LLC agreement provides that, to the fullest extent permitted under Section 102(b)(7) of the DGCL for a corporation, as may be amended to further eliminate or limit the personal liability of directors, a director of LIN LLC shall not be liable to LIN LLC or its shareholders for monetary damages for breach of a fiduciary duty as a director in the same manner as if LIN LLC was a Delaware corporation and LIN LLC directors and shareholders were directors and stockholders of a Delaware corporation.

This provision does not eliminate a director’s duty of care (although it eliminates monetary liability for a breach thereof) and does not affect the availability of equitable remedies, including action to enjoin or rescind a transaction involving a breach of fiduciary duty. Moreover, this provision does not apply to claims against a director for breach of the duty or loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of laws, including the federal securities laws. The LLC agreement further provides that LIN LLC must indemnify and advance expenses to LIN LLC’s directors and officers, and may indemnify any of LIN LLC’s employees or agents, to the fullest extent permitted by the DGCL, as may be amended or judicially interpreted, as if LIN LLC were a Delaware corporation governed by the DGCL and such directors, officers, employees or agents were directors, officers, employees or agents of a Delaware corporation. LIN LLC believes these provisions assist LIN LLC in attracting and retaining qualified individuals to serve as directors and officers.

Listing

LIN LLC’s class A common shares are listed on the NYSE under the symbol “LIN.”

Transfer Agent

The Transfer Agent for the class A common shares will be ComputerShare Shareowner Services LLC. The Transfer Agent for the class B common shares and class C common shares will be LIN LLC.